EXHIBIT INDEX

EXHIBIT 1.A.(3)(c)  Schedules of Sales Commissions
EXHIBIT 1.A.(5)(b)  Flexible Premium Variable Life Insurance Policy (VUL-3)
EXHIBIT 1.A.(10)    Application form for Flexible Premium Variable Life
                         Insurance Policy
EXHIBIT 1.A.(11)    IDS Life Insurance Company's Description of Transfer and
                         Redemption Procedures and Method of Conversion to Fixed Benefit Policies
EXHIBIT 2           Opinion of Counsel
EXHIBIT 6           Actuarial opinion
EXHIBIT 7.A         Written actuarial consent
EXHIBIT 7.b         Written auditor consent